Exhibit 10.6

VOTING AGREEMENT

THIS  VOTING AGREEMENT (this “Agreement”), is made and entered into as of ______________, 2010, by and among LEFT BEHIND GAMES INC., a Washington corporation (the “Company”), and the individuals identified as “Voting Parties” on the signature page hereto and who execute a counterpart signature page to this Agreement (each individually, a “Voting Party” and collectively, the “Voting Parties”).  The Company and the Voting Parties are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.

Pursuant to the Agreement and Plan of Merger dated as of February 18, 2010 (the “Merger Agreement”), by and among the Company, DP Acquisition, Inc., a California corporation wholly-owned by the Company (“Merger Sub”), and Digital Praise, Inc., a California corporation “DP”), Merger Sub shall merge with and into DP, as a result of which DP will be the surviving entity as a wholly-owned subsidiary of the Company (the “Merger”).

B.

In the Merger, each of Peter Fokos, William R. Bean and Thomas M. Bean (collectively, the “DP Shareholders”) shall receive shares of Common Stock of the Company in exchange for all of such DP Shareholder’s DP common stock.

C.

Pursuant to the Merger Agreement, Troy A. Lyndon, a Voting Party, has granted a three-year, non-assignable irrevocable proxy to direct the voting with respect to 1,429 shares of PubCo Series C Preferred Stock held by Mr. Lyndon, to each of Thomas M. Bean, William R. Bean, Peter Fokos, Richard Knox, Sr., and Michael Knox (the “Series C Proxies”).

D.

Pursuant to the Merger Agreement, it is a condition to the closing of the Merger that the Company and the Voting Parties into this Agreement to provide for the designation and election of members of the Board of Directors of the Company (the “Board of Directors”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Election of Directors; Removal; Vacancies.   During the term of this Agreement, each Voting Party agrees to vote such Voting Party’s Shares (as defined in Section 13 hereof) at any meeting of shareholders of the Company for the purpose of election of directors, or to sign or cause to be signed written consents in lieu thereof, to ensure that the number of authorized directors of the Company shall be set and remain at seven (7) directors and to provide for the election to the Company’s Board of Directors of:

(a)

Three (3) individuals nominated by the DP Shareholders as set forth in Section 2 hereof;

(b)

Three (3) individuals nominated by Troy A. Lyndon as set forth in Section 3 hereof; and

(c)

One (1) individual nominated by Troy A. Lyndon and Thomas M. Bean as set forth in Section 4 hereof (the “Joint Director”).

2.

Election of the DP Directors.  During the term of this Agreement and so long as the DP Shareholders hold, collectively, voting rights with respect to at least ten percent (10%) of the voting power of all Shares in connection with the election of directors of the Company, each Voting Party agrees to vote all of such Voting Party’s Shares in the following manner:

(a)

At all shareholder meetings or in any written consent to elect the directors of the Company, each Voting Party shall vote all Shares held by such Voting Party in favor of three (3) individuals (each a “DP Nominee” and together, the “DP Nominees”) nominated by the DP Shareholders holding a majority of all Shares held by all DP Shareholders (a “DP Shareholder Majority”), which DP Nominees shall initially be Peter Fokos, William R. Bean and Thomas M. Bean.

(b)

In connection with any vote or written consent to remove a DP Nominee from the Company’s Board of Directors, either with or without cause, each Voting Party shall vote all Shares held by such Voting Party as directed by a DP Shareholder Majority with respect to the DP Nominee.

(c)

In the case of a vacancy in the office of a DP Nominee, whether by removal, resignation or otherwise, each Voting Party shall vote all Shares held by such Voting Party for a successor to hold such office for the unexpired term nominated by a DP Shareholder Majority.

3.

Election of the Lyndon Directors.  During the term of this Agreement and so long as Troy A. Lyndon holds voting rights with respect to at least ten percent (10%) of the voting power of all Shares in connection with the election of directors of the Company, each Voting Party agrees to vote all of such Voting Party’s Shares in the following manner:

(a)

At all shareholder meetings or in any written consent to elect the directors of the Company, each Voting Party shall vote all Shares held by such Voting Party in favor of three (3) individuals (each a “Lyndon Nominee” and together, the “Lyndon Nominees”) nominated by Troy A. Lyndon, which Lyndon Nominees shall initially be Troy A. Lyndon, Richard Knox, Jr. and Richard Knox, Sr.

(b)

In connection with any vote or written consent to remove a Lyndon Nominee from the Company’s Board of Directors, either with or without cause, each Voting Party shall vote all Shares held by such Voting Party as directed by a Troy A. Lyndon with respect to the Lyndon Nominee.

(c)

In the case of a vacancy in the office of a Lyndon Nominee, whether by removal, resignation or otherwise, each Voting Party shall vote all Shares held by such Voting Party for a successor to hold such office for the unexpired term nominated by Troy A. Lyndon.

4.

Election of Joint Director.  During the term of this Agreement, each Voting Party agrees to vote all of such Voting Party’s Shares in the following manner:

(a)

At all shareholder meetings or in any written consent to elect the Joint Director, each Voting Party shall vote all Shares held by such Voting Party in favor of the individual nominated by agreement between Troy A. Lyndon and Thomas M Bean, which position of the Joint Directors shall initially be vacant.

(b)

In connection with any vote or written consent to remove the Joint Director from the Company’s Board of Directors, either with or without cause, each Voting Party shall vote all Shares held by such Voting Party as directed by agreement between Troy A. Lyndon and Thomas M. Bean.

(c)

In the case of a vacancy in the office of the Joint Director, whether by removal, resignation or otherwise, such vacancy shall be filled in accordance with Section 4(a).

5.

Directors of Subsidiary Digital Praise, Inc.  The Company and each Voting Party shall use such Party’s best efforts to cause the members of the Board of Directors of the Company to also be the members of the Board of Directors of Digital Praise, Inc., a wholly-owned subsidiary of the Company.

6.

Covenants of the Company.  The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s best efforts to cause the election or removal of any director, or the filling of any vacancy in the office of a director, as provided herein, which shall include soliciting the votes of the shareholders of the Company upon the request of the appropriate Voting Parties to elect or remove a director, or fill such vacancy, as provided herein.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such action as may be necessary, appropriate or reasonably requested by any party hereto in order to protect the rights of the parties hereunder against impairment.

7.

No Liability for Election of Recommended Directors.  None of the Company, the Voting Parties, nor any officer, director, shareholder, partner, employee or agent of such Party, if any, makes any representation or warranty as to the fitness or competence of the nominee of any Party to serve on the Board of Directors by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

8.

Legend on Certificates.  Each certificate, if any, representing Shares held by the Voting Parties, and any assignees or transferees thereof, shall bear, in addition to any other legend required by law or by agreements to which the Company is a party, the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.

To the extent any Shares are not represented by certificates, the Company shall cause any other evidence of ownership of Shares to reflect the provisions hereof and the foregoing legend with respect to Shares held by each Voting Party and any assignee or transferee of Shares.  The Voting Parties shall deliver to the Company within ten days after the date hereof, any certificates representing Shares that do not bear the foregoing legend and the Company shall affix such legend thereon or issue replacement certificates bearing such legend, and each Voting Party shall at all times cooperate with the Company to effect the provisions of this Section 8 with respect to Shares not represented by certificates.

9.

Irrevocable Proxy.  To secure the obligations of each Voting Party to vote his, her or its Shares in accordance with this Agreement, (a) each DP Shareholder hereby appoints Peter Fokos, William R. Bean and Thomas M. Bean, or any of them, from time to time, or their designees, and (b) each of Richard Knox, Sr., and Richard Knox, Jr. hereby appoint Troy A. Lyndon, or his designees, as such Voting Party’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Voting Party’s Shares in favor of the matters set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Voting Party if, and only if, such Voting Party fails to vote all of such Voting Party’s Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Voting Party’s written consent or signature.  The proxy and power granted by each Voting Party pursuant to this Section 9 are coupled with an interest and are given to secure the performance of such Voting Party’s duties under this Agreement.  Each such proxy and power will be irrevocable for the term hereof.  The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Shares.

10.

Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

11.

Manner of Voting.  The voting of Shares (as defined below) pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

12.

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term hereof may be waived by (a) the Company (b) Troy A. Lyndon, (c) a DP Shareholder Majority, and (d) in the case of any amendment or waiver that adversely affects the rights and obligations of any Voting Party in a manner different than other Voting Party, by such Voting Party.

13.

Stock Split, Stock Dividends, etc.  In the event of any stock split, stock dividend, recapitalization, reorganization or combination, any securities issued to the Voting Parties with respect to or in replacement of the Shares shall be subject to this Agreement and shall be deemed included in the meaning of “Shares” hereunder.  The term “Shares” shall mean and include all shares of capital stock of the Company for which a Voting Party has voting control, either by direct or indirect ownership, beneficially or of record, or by proxy, whether currently held or hereafter acquired.

14.

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the conflicts of law principles thereof.

16.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.

Assignees and Transferees.  The Voting Parties hereby agree, and any transferee or assignee of any Shares that are owned by any Voting Party is hereby on notice that, any transfer or assignment of such securities of the Company is conditioned upon such transferee’s or assignee’s execution and delivery of this Agreement prior to such transfer or assignment for the purpose of becoming a Party to this Agreement.  Any transfer or assignment of any of such Shares in violation of this Section 17 shall be void and be of no force or effect.

18.

Termination.  This Agreement shall terminate and be of no further force or effect upon the three year anniversary of the closing of the Merger.

19.

Ownership.  Except for the Series C Proxies, each Voting Party holding Shares as of the date hereof represents and warrants to the other Voting Parties and the Company that the Shares held by such Voting Party are held free and clear of liens or encumbrances, and such Voting Party has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Voting Party has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Voting Party enforceable in accordance with its terms.

20.

Execution by the Company.  The Company agrees that it will cause any certificates evidencing the Shares to bear the legend required by Section 8 hereof and otherwise give effect to Section 8 with respect to Shares not represented by Certificates, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate or other evidence of Shares upon written request from such holder to the Company at its principal office.  The Parties hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 8 hereof, or the failure of the Company to give effect to the provisions of Section 8 with respect to Shares not represented by certificates, and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 20 shall not affect the validity or enforceability of this Agreement.

21.

Other Matters.  Except as provided herein, this Agreement shall not affect the rights of the Voting Parties with respect to voting on any matters on which shareholders of the Company are entitled to vote, whether granted by law or by the Company’s Articles of Incorporation, as amended.

22.

Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party shall be entitled to recover from the losing party its reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

23.

Entire Agreement.  This Agreement contains the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof.

24.

Facsimile Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, pdf file or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

25.

Not a Voting Trust. This Agreement is not a voting trust and should not be interpreted as such.

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IN WITNESS WHEREOF, the Parties have executed this Voting Agreement effective as of the date first written above.

COMPANY: LEFT BEHIND GAMES INC. By: _________________________________ Troy A. Lyndon Chief Executive Officer

VOTING PARTIES:
______________________________ PETER FOKOS
______________________________ THOMAS M. BEAN
______________________________ WILLIAM R. BEAN
______________________________ TROY A. LYNDON
______________________________ RICHARD KNOX, SR.
______________________________ RICHARD KNOX, JR.